EXHIBIT 10.1
AMENDMENT TO

EMPLOYMENT AGREEMENT

THIS AMENDMENT (the “Amendment”) is entered into as of the 19th day of March, 2012 by and among Sterling Jewelers Inc., a Delaware corporation (the “Company”) and Michael W. Barnes (the “Executive”).

WHEREAS, the Company and the Executive entered into an Employment Agreement, dated as of September 29, 2010 (the “Employment Agreement”).  Capitalized terms used but not defined herein shall have the meaning set forth in the Employment Agreement; and

WHEREAS, the parties hereby desire to make certain changes to the Employment Agreement in order for certain compensation payable pursuant to the Employment Agreement to be eligible as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”);

WHEREAS, Section 18(a) of the Employment Agreement permits the parties to amend the Employment Agreement by written agreement;

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, the parties hereto agree as follows:

1. Section 10(a)(i)(C) of the Employment Agreement is hereby deleted and replaced with the following:

“(C) a lump sum amount equal to the Annual Bonus the Executive would otherwise have received for the fiscal year in which the Executive’s termination of employment occurred, based on actual performance, which amount shall be pro-rated based on the number of calendar days that shall have elapsed since the beginning of the applicable fiscal year and ending on the date of termination, payable in accordance with Section 4 hereof.”

2. Section 10(b)(i)(B) of the Employment Agreement is hereby deleted and replaced with the following:

“(B) a lump sum amount equal to (1) the Annual Bonus the Executive would otherwise have received for the fiscal year in which the Executive’s termination of employment occurred, based on actual performance, upon a termination of employment by the Company without Cause or the Executive’s resignation for Good Reason, or (2) the Target Bonus for the fiscal year in which the Executive’s termination occurred due to the Executive’s death, in each case, payable in accordance with Section 4 hereof; and”

3. Section 10(b)(i)(C) of the Employment Agreement is hereby deleted and replaced with the following:

“(C) a lump sum amount equal to the sum (if applicable) of the Long Term Incentive Plan payment (or payments, if applicable) in respect of each then-ongoing Performance Cycle under the Long Term Incentive Plan as of the date of termination, with the amount to be paid in respect of each Performance Cycle calculated (1) with respect to awards that vest in whole or in part based on performance, for each completed fiscal year during a Performance Cycle, based on actual performance against the portion of the target allocable to such fiscal year, and, for the fiscal year in which the Executive’s termination of employment occurred, based on actual performance against the portion of the target allocable to such fiscal year, with payment prorated based on the number of calendar days that have elapsed since the beginning of such fiscal year through the date of termination (except that, if the Executive’s termination of employment occurred due to the Executive’s death, when calculating the amount to be paid for the fiscal year of termination of employment, it shall be assumed that target performance was attained), payable in accordance with Section 5 hereof (but no later than the “short-term deferral” period under Section 409A (defined below)), and (2) with respect to awards that vest solely based on provision of services, based on the award the Executive otherwise would have received for the Performance Cycle, prorated based on the number of calendar days that have elapsed since the beginning of the applicable Performance Cycle through the date of termination, payable in accordance with Section 5 hereof; and”

4. Section 10(c)(i)(B) of the Employment Agreement is hereby deleted and replaced with the following:

“(B) a lump sum amount equal to the Annual Bonus the Executive would otherwise have received for the fiscal year in which the Executive’s termination of employment occurred, based on actual performance, payable in accordance with Section 4 hereof; and”

5. Section 10(c)(i)(C) of the Employment Agreement is hereby deleted and replaced by the following:

“(C) a lump sum amount equal to the sum (if applicable) of the Long Term Incentive Plan payment (or payments, if applicable) in respect of each then-ongoing Performance Cycle under the Long Term Incentive Plan as of the date of termination, with the amount to be paid in respect of each Performance Cycle calculated (1) with respect to awards that vest in whole or in part based on performance, for each completed fiscal year during a Performance Cycle, based on actual performance against the portion of the target allocable to such fiscal year, and, for the fiscal year in which the Executive’s termination of employment occurred, based on actual performance against the portion of the target allocable to such fiscal year, with payment prorated based on the number of calendar days that have elapsed since the beginning of such fiscal year through the date of termination, payable in accordance with Section 5 hereof (but no later than the

“short-term deferral” period under Section 409A (defined below)), and (2) with respect to awards that vest solely based on provision of services, based on the award the Executive otherwise would have received for the Performance Cycle, prorated based on the number of calendar days that have elapsed since the beginning of the applicable Performance Cycle through the date of termination, payable in accordance with Section 5 hereof; and”

6. Entire Agreement.  The Employment Agreement, together with this Amendment, constitutes the complete and exclusive understanding of the parties with respect to the Executive’s employment and supersedes any other prior oral or written agreements, arrangements or understandings between the Executive and the Company.

7. Full Force.  Except as modified by this Amendment, the Employment Agreement remains in full force and effect.

8. Governing Law.  This Amendment shall be subject to, and governed by, the laws of the State of Ohio applicable to contracts made and to be performed therein, without regard to conflict of laws principles thereof.

9. Headings.  The headings of the paragraphs of this Amendment are inserted for convenience only and shall not be deemed to constitute part of this Amendment or to affect the construction thereof.

10. Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF the parties hereto have caused this Amendment to be executed as of the date first above written.

STERLING JEWELERS INC.

By:	/s/ Ronald Ristau
	Name:	Ronald Ristau
Title:

EXECUTIVE

By:	/s/ Michael W. Barnes
	Name:	Michael W. Barnes
Title:

[SIGNATURE PAGE TO AMENDMENT TO BARNES EMPLOYMENT AGREEMENT]

IN WITNESS WHEREOF the parties hereto have caused this Amendment to be executed as of the date first above written.

SIGNET JEWELERS LIMITED

By:	/s/ Sir Malcolm Williamson
	Name:	Sir Malcolm Williamson
Title:

[SIGNATURE PAGE TO AMENDMENT TO BARNES EMPLOYMENT AGREEMENT]